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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Allergan, Inc.

We consent to the use of our reports dated January 27, 1998, incorporated herein by reference in the Registration Statement on Form S-8 of Allergan, Inc., relating to the consolidated balance sheets of Allergan, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule.

                                        KPMG PEAT MARWICK LLP

Costa Mesa, California
September 28, 1998